GMO TRUST AMENDMENT NO. 4 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST The undersigned, constituting at least a majority of the trustees of GMO Trust, a Massachusetts business trust created and existing under an Amended and Restated Agreement and Declaration of Trust dated September 10, 2009 (the “Declaration of Trust”), a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts, having determined that it is desirable, appropriate and consistent with the fair and equitable treatment of all shareholders to establish two new series of GMO Trust, GMO International Intrinsic Value Extended Markets Fund and GMO Global Focused Equity Fund, and, also having determined that it is desirable and appropriate to change the name of “GMO International Large Cap Value Fund,” a series of GMO Trust, to “GMO International Large/Mid Cap Value Fund,” do hereby direct that this Amendment No. 4 be filed with the Secretary of The Commonwealth of Massachusetts and do hereby amend the Declaration of Trust by amending and restating Schedule 3.6 to the Declaration of Trust in its entirety as attached hereto. The foregoing amendment shall become effective upon its execution by a majority of the Trustees of GMO Trust.

IN WITNESS WHEREOF, we have hereunto set our hands for ourselves and for our successors and assigns this 14th day of June, 2011. Donald W. Glazer Trustee Peter Tufano Trustee Paul Braverman Trustee Joseph B. Kittredge, Jr. Trustee

Schedule 3.6 to Declaration of Trust Series GMO U.S. Core Equity Fund GMO Tobacco-Free Core Fund GMO Quality Fund GMO U.S. Intrinsic Value Fund GMO U.S. Growth Fund GMO U.S. Small/Mid Cap Value Fund GMO U.S. Small/Mid Cap Growth Fund GMO Real Estate Fund GMO Tax-Managed U.S. Equities Fund GMO International Core Equity Fund GMO International Intrinsic Value Fund GMO International Growth Equity Fund GMO Developed World Stock Fund GMO Currency Hedged International Equity Fund GMO Foreign Fund GMO Foreign Small Companies Fund GMO International Small Companies Fund GMO Emerging Markets Fund GMO Emerging Countries Fund GMO Tax-Managed International Equities Fund GMO Domestic Bond Fund GMO Core Plus Bond Fund GMO International Bond Fund GMO Strategic Fixed Income Fund GMO Currency Hedged International Bond Fund GMO Global Bond Fund MO Emerging Country Debt Fund GMO Short-Duration Investment Fund GMO Short-Duration Collateral Share Fund GMO Inflation Indexed Plus Bond Fund GMO U.S. Equity Allocation Fund GMO International Equity Allocation Fund GMO International Opportunities Equity Allocation Fund GMO Global Equity Allocation Fund GMO World Opportunities Equity Allocation Fund GMO Global Balanced Asset Allocation Fund GMO Strategic Opportunities Allocation Fund GMO Benchmark-Free Allocation Fund GMO Alpha Only Fund GMO Alternative Asset Opportunity Fund GMO Short-Duration Collateral Fund GMO Special Purpose Holding Fund GMO Special Situations Fund

GMO Taiwan Fund GMO World Opportunity Overlay Fund GMO Flexible Equities Fund GMO Arlington Fund GMO Berkeley Fund GMO Clarendon Fund GMO Dartmouth Fund GMO Exeter Fund GMO Fairfield Fund GMO Gloucester Fund GMO Hereford Fund GMO Ipswich Fund GMO St. James Fund GMO U.S. Treasury Fund GMO Asset Allocation Bond Fund GMO Asset Allocation International Bond Fund GMO World Opportunity Overlay Share Fund GMO Debt Opportunities Fund GMO High Quality Short-Duration Bond Fund GMO Emerging Domestic Opportunities Fund GMO Asset Allocation International Small Companies Fund GMO International Large/Mid Cap Value Fund GMO Benchmark-Free Fund GMO International Intrinsic Value Extended Markets Fund GMO Global Focused Equity Fund